SUB-ITEM 77Q3
AIM LEISURE FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING  3/31/2008
FILE NUMBER 811-3826
SERIES NO.: 4


72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                                        1,346
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                                                           64
        Class C                                                           90
        Class R                                                            5
        Investor Class                                                 4,424

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                                                       0.3717
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                                                       0.0862
        Class C                                                       0.0862
        Class R                                                       0.2764
        Investor Class                                                0.3717

74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                                        3,411
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                          711
        Class C                                                          882
        Class R                                                           23
        Investor Class                                                12,148

74V.  1 Net asset value per share (to nearest cent)
        Class A                                                       $39.82
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                                       $38.68
        Class C                                                       $37.51
        Class R                                                       $39.75
        Investor Class                                                $39.74